Exhibit 21

SUBSIDIARIES OF J.B. HUNT TRANSPORT SERVICES, INC.

(A)                        J.B. Hunt Transport, Inc., a Georgia corporation

(B)                          L.A., Inc., an Arkansas corporation

(C)                          J.B. Hunt Corp., a Delaware corporation

(D)                         J.B. Hunt Logistics, Inc., an Arkansas corporation

(E)                           Hunt Mexicana, S.A. de C.V., a Mexican corporation

(F)                           FIS, Inc., a Nevada corporation

(G)                          JBH Receivables, LLC, a Delaware limited liability corporation